================================================================================

                          Exhibit 10.38 Loan Agreement

                     THE PENDER COUNTY INDUSTRIAL FACILITIES
                    AND POLLUTION CONTROL FINANCING AUTHORITY

                                       and

                               LESLIE-LOCKE, INC.

                   ==========================================

                                 LOAN AGREEMENT

                   ==========================================

                            Dated as of June 1, 1997

                                   Relating to
                                   $7,000,000


                      Industrial Development Revenue Bonds
                          (Leslie-Locke, Inc. Project)
                                   Series 1997


================================================================================

All right, title and interest of The Pender County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") in this Loan Agreement have been pledged and assigned to Norwest Bank Minnesota, National Association, as Trustee under an Indenture of Trust dated as of June 1, 1997, between the Issuer and the Trustee.

                               TABLE OF CONTENTS

(This Table of Contents is not a part of the Loan Agreement and is only for convenience of reference.)

Parties......................................................................1
Recitals.....................................................................1

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1.  Definitions..................................................  2
Section 1.2.  Use of Words and Phrases.....................................  4

                                  ARTICLE II
                                REPRESENTATIONS

Section 2.1.  Representations and Warranties of the Issuer.................  4
Section 2.2.  Representations by Company...................................  6

                                  ARTICLE III
                                  THE PROJECT

Section 3.1.  Loan of Proceeds.............................................  7
Section 3.2.  Agreement to Acquire, Construct and Equip Project............  7
Section 3.3.  Agreement to Issue Bonds.....................................  8
Section 3.4.  Establishment of Completion Date.............................  8
Section 3.5.  Reserved.....................................................  8
Section 3.6.  Limitation of Issuer's Liability.............................  8
Section 3.7.  Disclaimer of Warranties.....................................  8
Section 3.8.  Taxes, Other Governmental Charges, Utility Charges...........  9
Section 3.9.  Insurance....................................................  9
Section 3.10. Maintenance of the Project...................................  9

                                  ARTICLE IV
                              PAYMENT PROVISIONS

Section 4.1.  Repayment of Bonds and Payment of Other Amounts Payable......  9
Section 4.2.  No Defense or Set-off -- Unconditional Obligation............ 11
Section 4.3.  Assignment of Issuer's Rights................................ 11
Section 4.4.  Letter of Credit............................................. 11

                                   ARTICLE V
                     DAMAGE, DESTRUCTION AND CONDEMNATION

Section 5.1.  Parties to Give Notice....................................... 12
Section 5.2.  Damage and Destruction....................................... 12
Section 5.3.  Condemnation and Loss of Title............................... 12

                                  ARTICLE VI
                       SPECIAL COVENANTS AND AGREEMENTS

Section 6.1.  Maintenance of Corporate Existence........................... 13
Section 6.2.  Financial Reports............................................ 13
Section 6.3.  Project List................................................. 13
Section 6.4.  Inspection of Project........................................ 13
Section 6.5.  Use of Proceeds; Other Matters with Respect to Project,
              Bonds and Tax Exemption...................................... 14
Section 6.6.  Indemnification by Company................................... 15
Section 6.7.  Qualification of Company in North Carolina................... 17
Section 6.8.  Permits or Licenses.......................................... 17
Section 6.9.  Issuer's and Trustee's Access to Project..................... 17
Section 6.10. Arbitrage Covenant........................................... 17
Section 6.11. Reference to Bonds Ineffective after Bonds Paid.............. 17
Section 6.12. Notification of a Bankruptcy Filing or Event of Default...... 18
Section 6.13. Obligations Under Indenture.................................. 18
Section 6.14. Undertaking to Provide Continuing Disclosure................. 18

                                  ARTICLE VII
                        ASSIGNMENT, LEASING AND SELLING

Section 7.1.  Conditions................................................... 18
Section 7.2.  Instrument Furnished to Trustee.............................. 18

                                 ARTICLE VIII
                        EVENTS OF DEFAULT AND REMEDIES

Section 8.1.  Events of Default............................................ 19
Section 8.2.  Force Majeure................................................ 19
Section 8.3.  Remedies on Default.......................................... 20
Section 8.4.  No Remedy Exclusive.......................................... 20
Section 8.5.  Agreement to Pay Attorneys' Fees and Expenses................ 21
Section 8.6.  Waiver of Breach............................................. 21

                                  ARTICLE IX
                              REDEMPTION OF BONDS

Section 9.1.  Optional Redemption of Bonds................................. 21
Section 9.2.  Extraordinary Optional Redemption of Bonds................... 21
Section 9.3.  Mandatory Prepayment of Bonds Upon a Determination of
              Taxability................................................... 22
Section 9.4.  Mandatory Prepayment of Bonds Upon Cessation of Operation.... 23
Section 9.5.  Amounts Payable by Company................................... 23
Section 9.6.  Procedure for Exercise of Options............................ 24

                                   ARTICLE X
                                 MISCELLANEOUS

Section 10.1. Notices...................................................... 24
Section 10.2. Severability................................................. 26
Section 10.3. Execution of Counterparts.................................... 26
Section 10.4. Amounts Remaining in Bond Fund............................... 26
Section 10.5. Amendments, Changes and Modifications........................ 26
Section 10.6. Governing Law................................................ 26
Section 10.7. Authorized Company Representative............................ 26
Section 10.8. Term of the Agreement........................................ 26
Section 10.9. No Personal Liability........................................ 27
Section 10.10.Parties in Interest.......................................... 27

Signatures and Seals........................................................28
Receipt.....................................................................29


Exhibit A -- Description of Project.........................................30
Exhibit B -- Form of Promissory Note........................................31

                                 LOAN AGREEMENT

      This Loan Agreement, dated as of June 1, 1997, by and between THE PENDER COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY, a political subdivision and body corporate and politic of the State of North Carolina (the "Issuer"), and LESLIE-LOCKE, INC., a Delaware corporation organized and existing under the laws of the State of Delaware (the "Company");

                             W I T N E S S E T H :

      WHEREAS, the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the General Statutes of North Carolina, as amended (the "Act"), authorizes the creation of industrial facilities and pollution control financing authorities by the several counties in North Carolina and empowers such authorities to acquire, construct, own, repair, maintain, extend, improve, rehabilitate, renovate, furnish, equip and sell, lease, exchange, transfer or otherwise dispose of industrial or manufacturing facilities to the end that such authorities may be able to promote the right to gainful employment opportunity and private industry and thereby promote the general welfare of the inhabitants of North Carolina by exercising such powers to aid in financing industrial or manufacturing facilities for the purpose of alleviating unemployment or raising below average manufacturing wages and further authorizes such authorities to loan to others the proceeds of bonds issued for the purpose of paying for all or any part of an industrial or manufacturing facility, to mortgage and pledge any or all of such facilities, whether then owned or thereafter acquired, as security for the payment of the principal of, premium, if any, and interest on any such bonds and any agreements made in connection therewith and to pledge or assign the revenues and receipts from such facilities or loan or from any other source to the payment of such bonds; and

      WHEREAS, the Issuer has been duly organized pursuant to the Act; and

      WHEREAS, in order to further the purposes of the Act, the Issuer proposes to reimburse the Company for the cost of construction of a 156,000 square foot expansion to the Company's existing facility, and the acquisition and installation therein of equipment for the manufacture of building products (the "Project") in Pender County, North Carolina, which constitutes an industrial project under the Act, and to obtain the funds therefor by the issuance of its Bonds (as hereinafter defined) under an Indenture of Trust securing such Bonds, between the Issuer and Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, as Trustee, dated as of the date hereof (the "Indenture"); and

      WHEREAS, the Issuer proposes to loan the proceeds from the sale of the Bonds, as hereinafter defined, to the Company to acquire, construct and equip the Project upon the terms and conditions hereinafter set forth; and

      WHEREAS, the Company and Branch Banking and Trust Company will enter into a Reimbursement Agreement (the "Reimbursement Agreement") dated as of the date hereof pursuant to which the Bank will issue an irrevocable letter of credit in an amount not to exceed $7,466,666 to the Trustee at the request and for the account of the Company upon the terms set forth in the Reimbursement Agreement; and

      WHEREAS, it has been determined that the financing of the acquisition, construction and installing of the Project will require the issuance, sale and delivery by the Issuer of a series of bonds in the aggregate principal amount of Seven Million and no/100 Dollars ($7,000,000) (the "Bonds"); and

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1. Definitions. In addition to the words and terms elsewhere defined in this Agreement or in the Indenture, the following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning:

      "Agreement" shall mean this Loan Agreement and any amendments and supplements hereto.

      "Authorized Company Representative" shall mean the person or persons at the time designated to act on behalf of the Company, such designation in each case to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its President, any Vice President, Treasurer or Assistant Treasurer, or Secretary or Assistant Secretary. Such certificate may designate an alternate or alternates.

      "Bond Counsel" shall mean initially Hunton & Williams, and any other firm of nationally recognized municipal bond counsel selected by the Company and acceptable to the Issuer and the Trustee.

      "Bond Fund" shall mean the fund by that name created and established in
Section 501 of the Indenture.

      "Bonds" shall mean The Pender County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project), Series 1997, in the aggregate principal amount of $7,000,000, issued under and secured by the Indenture, and any Additional Bonds issued under
Section 213 of the Indenture.

      "Closing Date" shall mean the date on which the Bonds are issued and delivered.

      "Company" shall mean Leslie-Locke, Inc., a corporation organized and operating under the laws of the State of North Carolina, and its permitted successors and assigns under this Agreement.

      "Conversion Date" shall mean the date specified by the Company pursuant to
Section 202(d) of the Indenture, on which the variable rate feature borne by the Bonds shall be terminated and the Bonds shall thereafter bear interest at a fixed rate.

      "Event of Default" shall mean any event of default specified in Section
8.1 hereof.

      "Indenture" shall mean the Indenture of Trust dated as of June 1, 1997, by and between Issuer and Trustee, securing the Bonds, and any amendments and supplements thereto.

      "Issuer" shall mean The Pender County Industrial Facilities and Pollution Control Financing Authority, a political subdivision and a body corporate and politic of the State of North Carolina and its successors and assigns.

      "Letter of Credit" shall mean the irrevocable letter of credit in an amount not to exceed $7,466,666 dated the date of the issuance of the Bonds and issued by the Bank to the Trustee at the request and for the account of the Company pursuant to the Reimbursement Agreement, including any permitted amendments thereto and any renewals or substitutes therefor, or any Substitute Letter of Credit.

      "LGC" shall mean the North Carolina Local Government Commission within the North Carolina Department of State Treasurer.

      "Net Proceeds", when used with respect to any insurance recovery or condemnation award with respect to the Project, shall mean the gross proceeds from such insurance recovery or condemnation award less payment of attorneys' fees, fees and expenses of the Trustee and all other expenses properly incurred in the collection of such gross proceeds.

      "Note" shall mean the promissory note of the Company in the principal amount of $7,000,000, dated June ___, 1997, in the form attached hereto as Exhibit B, issued pursuant hereto and delivered to the Issuer as consideration for the loan of the proceeds of the Bonds for the undertaking of the Project, and any amendment or supplement thereto or substitution therefor.

      "Payment of the Bonds" shall mean payment in full of principal of and interest and premium, if any, on the Bonds, or provision for such payment sufficient to discharge the Indenture.

      "Project" shall mean the industrial manufacturing facility to be constructed by the Company with the proceeds of the Bonds in Pender County, North Carolina, all as more particularly described in Exhibit A attached to this Loan Agreement.

      "Reimbursement Agreement" shall mean the Reimbursement Agreement dated as of the date of this Loan Agreement between the Company and the Bank, including any supplements or amendments thereto, and any similar agreement between the Company and the issuer of a Substitute Letter of Credit.

      "Related Person" shall mean a "related person" within the meaning of
Section 147(a)(3) of the Code.

      "Substantial User" shall mean, with respect to any "facilities" (as the term "facilities" is used in Section 144(a) of the Code), a "substantial user" of such "facilities" within the meaning of Section 147(a) of the Code.

      "Tax Regulations" shall mean the applicable treasury regulations promulgated under the Code or under Section 103 of the Internal Revenue Code of 1954, as amended, whether at the time proposed, temporary, final or otherwise.

      "Trustee" shall mean Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, a national banking corporation or association, and its successor or successors.

      Section 1.2. Use of Words and Phrases. "Herein," "hereby," "hereunder," "hereof," "hereinabove," "hereinafter," and other equivalent words and phrases refer to this Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders. All capitalized terms used but not defined herein shall have the meaning given to them in the Indenture.

                                   ARTICLE II
                                 REPRESENTATIONS

      Section 2.1. Representations and Warranties of the Issuer. The Issuer makes the following representations as the basis for the undertakings herein contained:

            (a) The Issuer is duly organized, existing and in good standing under the Act.

            (b) The Issuer has the power to issue bonds for the purpose of paying the costs of the acquisition, construction and installation of the Project from the proceeds of the sale of the Bonds and to loan the Company the proceeds from the sale of the Bonds pursuant to the provisions of this Loan Agreement, such loan being in furtherance of the purposes for which the Issuer was organized.

            (c) The Issuer proposes to issue its Bonds in the aggregate principal amount of $7,000,000 to provide amounts necessary to reimburse the Company for the Cost of the Project under the Indenture pursuant to which the Issuer's interest in this Loan Agreement and the revenues and receipts therefrom, including the Note and the payments thereon by the Company, will be assigned and pledged by the Issuer to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

            (d) The Issuer has the power to enter into this Loan Agreement and the Indenture and to carry out its obligations hereunder and thereunder and to issue the Bonds to finance the Cost of the Project; by proper action has duly authorized the execution and delivery of this Loan Agreement and the Indenture, the performance of its obligations hereunder and thereunder and the issuance of the Bonds; and, simultaneously with the execution and delivery of this Loan Agreement, has duly executed and delivered the Indenture and issued the Bonds.

            (e) The Issuer hereby finds that the financing of the Project serves the purposes of the Act.

            (f) The Issuer is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under or subject to which any indebtedness for borrowed money has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

            (g) The Issuer is not, to the knowledge of its officers, (1) in violation of the resolution creating it or any existing law, rule or regulation applicable to it or (2) in default under any indenture, mortgage, deed of trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind by which it or any of its assets are or may be bound or affected. To the best of Issuer's knowledge, the execution and delivery by the Issuer of this Loan Agreement, the Indenture and the Bonds and compliance with the terms and conditions hereof and thereof will not conflict with or result in the breach of or constitute a default under any of the above described instruments or other restrictions.

            (h) To the best of Issuer's knowledge, no further approval, consent or withholding of objection on the part of any Federal, state or local regulatory body, is required in connection with (1) the execution, issuance, sale and delivery of the Bonds by the Issuer or (2) the execution or delivery of or compliance by the Issuer with the terms and conditions of this Loan Agreement and the Indenture, or (3) the assignment by the Issuer of its rights under the Loan Agreement and the Note. To the best of Issuer's knowledge, the consummation by the Issuer of the transactions set forth in the manner and under the terms and conditions as provided herein will comply with all applicable state, local or Federal laws and any rules and regulations promulgated thereunder by any regulatory authority or agency.

            (i) To the best of Issuer's knowledge, no litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or threatened against the Issuer with respect to (1) the organization and existence of the Issuer, (2) its authority to execute or deliver this Loan Agreement, the Indenture or the Bonds, (3) the validity or enforceability of this Loan Agreement, the Indenture or the Bonds, or the transactions contemplated hereby or thereby, (4) the title of any officer of the Issuer who executed this Loan Agreement, the Indenture or the Bonds, or (5) any authority or proceedings related to the execution and delivery of this Loan Agreement, the Indenture or the Bonds, on behalf of the Issuer, and no such authority or proceedings have been repealed, revoked, rescinded or amended but are in full force and effect.

            (j) The Issuer acknowledges that the Company has acquired, constructed and equipped the Project in the manner determined by the Company, without any responsibility or liability of the Issuer therefore.

            (k) Neither this Loan Agreement, the Note and the payments thereon by the Company nor any of the revenues to be received hereunder or thereunder have been pledged or hypothecated by the Issuer in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

      Section 2.2. Representations by Company. The Company makes the following representations as the basis for its undertakings hereunder:

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in North Carolina, has the power to enter into this Agreement and the transactions contemplated hereby and to perform its obligations hereunder and has duly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

            (b) The execution and delivery of this Agreement and the Note and the performance by the Company of its obligations hereunder do not and will not
(1) conflict with, or constitute a breach or result in a violation of, its articles of incorporation or bylaws, (2) constitute a default under any material agreement or other material instrument to which the Company is a party or by which it is bound, or (3) result in a violation of any material agreement or other material instrument to which the Company is a party or by which it is bound or to the knowledge of the Company, any constitutional or statutory provision or material order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Company or its property.

            (c) The Company will operate the Project, or cause it to be operated as an industrial project within the meaning of the Act and as a manufacturing facility within the meaning of Section 144(a)(12) of the Code, until Payment of the Bonds.

            (d) The Company is not in default in the payment of the principal of or interest on any of its material indebtedness for borrowed money and is not in default in any material respect under any instrument under and subject to which any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such agreement that, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

            (e) Except as described in the reports and registration statements which the Company has filed with the Securities and Exchange Commission prior to the date of this Agreement, there is no action, suit, proceeding or investigation at law or in equity, or before or by any court, public board or body, known to be pending or, to the best knowledge and information of the Company, threatened, in which any liability of the Company is not adequately covered by insurance or in which any judgment or order would have a material adverse effect upon the business or assets of the Company or which would affect its existence or authority to do business, operation of the Project, the validity of this Agreement or the Note or the performance of the Company's obligations hereunder or thereunder.

            (f) The Company has obtained all consents, approvals, authorizations and orders of any governmental or regulatory authority that are required to be obtained by the Company as a condition precedent to the issuance of the Bonds or the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder.

            (g) The Project is of the type authorized and permitted by the Act, and the Project is substantially the same in all material respects to that described in the notice of public hearing published on December 2, 1996.

            (h) The Project has been acquired and installed and will be operated by the Company in such manner as to conform with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction over the Project.

            (i) The Company will cause all of the proceeds of the Bonds to be applied solely to the payment of Costs of the Project (including the costs of issuance enumerated therein).

            (j) The Company has not, to its knowledge, taken action, and has not omitted to take any action, which action or omission to take action would in any way affect or impair the excludability of interest on the Bonds from gross income of the Holders thereof for federal income tax purposes.

            (k) The Project is located wholly within Pender County.

            (l) The representations and warranties contained in Exhibit C and made a part hereof are true and complete.

                                   ARTICLE III
                                   THE PROJECT

      Section 3.1. Loan of Proceeds. The Issuer hereby loans the proceeds from the sale of the Bonds pursuant to this Loan Agreement to the Company, and the Company hereby borrows the same from the Issuer as evidenced by this Loan Agreement and the issuance and delivery of the Note to the Issuer. The Company covenants to use such proceeds to pay the Cost of the Project.

      Section 3.2. Agreement to Acquire, Construct and Equip Project. The Company has caused the acquisition, construction and equipping of the Project as described in Exhibit A attached hereto, as such Exhibit A may be amended from time to time by the Company, provided that in the case of any material change in such Exhibit A there shall be filed with the Issuer and the Trustee the written approving opinion of Bond Counsel acceptable to the Trustee to the effect that such change shall not impair the Federal income tax exemption of interest on any of the Bonds under Section 103 of the Code (other than interest on Bonds held by a Substantial User of the Project or a Related Person to a Substantial User). The Company agrees to obtain all licenses, permits and consents required for the acquisition, construction, equipping and operation of the Project, and the Issuer shall have no responsibility therefor.

      The Company will not take any action or fail to take any action which would adversely affect the qualification of the Project under the Act or the exclusion of interest on the Bonds from Federal income taxation under Section 103 of the Code.

      Section 3.3. Agreement to Issue Bonds. In order to provide funds for payment of the Cost of the Project the Issuer shall simultaneously with the execution and delivery hereof proceed with the issuance and sale of the Bonds bearing interest, maturing and having the other terms and provisions set forth in the Indenture. The obligation of the Issuer to pay for the Cost of the Project shall be limited to the proceeds in the Construction Fund derived from the sale of the Bonds in accordance with the Indenture.

      Section 3.4. Establishment of Completion Date. The Company hereby certifies that the Project is complete, and was placed in service for federal income tax purposes on January 1, 1996, that the Cost of the Project was $6,860,000, that the acquisition, construction and equipping of the Project has been completed substantially in accordance with Section 3.2 hereof, and that the full Cost of the Project has been paid. Such certification is given without prejudice to any rights against third parties which exist at the date hereof or which may subsequently come into being.

      Section 3.5. Reserved.

      Section 3.6. Limitation of Issuer's Liability. Anything contained in this Loan Agreement to the contrary notwithstanding, any obligation the Issuer may incur in connection with the undertaking of the Project for the payment of money shall not be deemed to constitute a debt or general obligation of the Issuer or the Pender County Board of Commissioners but shall be payable solely from the revenues and receipts derived by it from the loan of the proceeds of the sale of the Bonds pursuant to this Loan Agreement, including payments received under the Note and from payments pursuant to the Letter of Credit. No provision in this Loan Agreement or any obligation herein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability or a charge upon its general credit or taxing powers. No officer or member of the Issuer shall be personally liable on this Loan Agreement.

      Section 3.7. Disclaimer of Warranties. The Company recognizes that since the Project has been acquired, constructed and equipped by the Company and by contractors and suppliers selected by the Company in accordance with plans and specifications prepared by architects or engineers selected by the Company, THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL PAY THE COST TO BE INCURRED IN CONNECTION THEREWITH.

      Section 3.8. Taxes, Other Governmental Charges, Utility Charges. The Company shall pay, as the same become due, all taxes, assessments, impositions and governmental charges of any kind whatsoever, general and specific, foreseen and unforeseen, and all water and sewer charges that may be lawfully assessed, levied or imposed on the payments under the Note and this Loan Agreement or with respect to the Project. The Company shall pay as the same become due all utility and other charges incurred in the operation, maintenance, use and occupancy of the Project and all assessments and charges lawfully made by any governmental body for public improvements to the Project. The Company may allow to exist any indebtedness for any such tax, assessment, charge, levy or claim, provided any such tax, assessment, charge, levy or claim is being contested in good faith by appropriate proceedings and the Company shall have established and maintained adequate reserves for the payment of the same. Upon the request of the Issuer, the Company shall provide the Issuer with proof of payment of all taxes and charges as required under this Section 3.8.

      Section 3.9. Insurance. The Company shall keep the Project insured against fire and other risks to the extent usually insured against by companies owning and operating similar property, by reputable insurance companies or, at the Company's election, with respect to all or any element or unit of the Project, by means of an adequate insurance fund set aside and maintained by it out of its own earnings or in conjunction with other companies through an insurance fund, trust or other agreement. Upon the request of the Issuer, the Company shall provide a certificate to the Issuer indicating its insurance coverage.

      Section 3.10. Maintenance of the Project. The Company shall use, maintain and operate the Project, or cause it to be used, maintained and operated, in good repair, in accordance with all applicable laws, rules and regulations, subject to ordinary wear and tear and obsolescence. The Company may make modifications, replacements and renewals of and to the Project as the Company shall deem necessary or desirable and that do not adversely affect the value of the Project provided that all such additions, modifications or improvements comply with all applicable Federal, state and local codes.

                                   ARTICLE IV
                               PAYMENT PROVISIONS

      Section 4.1. Repayment of Bonds and Payment of Other Amounts Payable. (a) On or before any date that interest on the Bonds is due as set forth in the Indenture, or any date fixed for the redemption of any or all of the Bonds pursuant to the Indenture, until the principal of and premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company covenants and agrees to pay or to cause to be paid in lawful money of the United States of America to the Trustee for deposit in the Bond Fund, a sum equal to the amount payable on such payment date as principal (whether at maturity, upon redemption or otherwise) of and premium, if any, and interest on the Bonds as provided in the Indenture and in the Note. All payments made pursuant to this Section shall be made in immediately available funds at the principal corporate trust office of the Trustee during normal banking hours. The Company covenants to make all payments on the Note, as and when the same become due.

      In the event that the payment of the principal of and accrued interest on the Bonds is accelerated under Section 902 of the Indenture, the Company covenants and agrees to pay, or cause to be paid, to the Trustee as provided above a sum equal to all the principal of and premium, if any, and interest on the Bonds then outstanding.

      Each payment pursuant to this Section shall at all times be sufficient to pay the total amount of principal (whether at maturity, upon redemption or otherwise) of and premium, if any, and interest payable on the Bonds on the date that such payment is due; provided that excess Bond Fund moneys held by the Trustee in the Bond Fund on such date and available to pay principal and interest on the Bonds shall be credited against the payment due on such date. Subject to the provisions of the next succeeding sentence, if at any time the amount held by the Trustee in the Bond Fund should be sufficient (and remain sufficient) to pay at the times required the principal of and premium, if any, and interest on the Bonds then remaining unpaid, the Company shall not be obligated to make any further payments under the provisions of this Section. Notwithstanding the provisions of the preceding sentence, if on any date excess Bond Fund moneys held by the Trustee in the Bond Fund are insufficient to make the then required payments of principal (whether at maturity, upon redemption or otherwise) of and premium, if any, and interest on the Bonds on such date, the Company shall forthwith pay such deficiency as a payment hereunder.

            (b) The Company agrees to pay the reasonable fees, charges and expenses, including reasonable attorneys' fees, of the Trustee and any Paying Agent relating to the Bonds, including but not limited to enforcing the Indenture and the Loan Agreement.

            (c) The Company agrees to pay the Issuer's reasonable costs (including reasonable attorneys' fees) in connection with (i) the authorization, issuance and sale of the Bonds; (ii) prepayment or redemption of the Bonds; and
(iii) administrative costs and expenses of the Issuer, including the fees of attorneys, accountants, engineers, appraisers or consultants, paid or incurred by the Issuer by reason of the Bonds being outstanding or pursuant to requirements of this Agreement. The Company also agrees to pay the LGC's fee in connection with its approval of the issuance of the Bonds.

            (d) The Company agrees to pay to the Trustee amounts equal to the amounts to be paid by the Trustee pursuant to Section 1201 of the Indenture, such amounts to be paid by the Company to the Trustee on the dates such payments pursuant to Section 1201 of the Indenture are to be made; provided, however, that the amount of any such payment hereunder shall be reduced by the amount of moneys available for such payment under Section 1201(a) of the Indenture.

            (e) In the event the Company should fail to make, or cause to be made, any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid.

      Section 4.2. No Defense or Set-off -- Unconditional Obligation. The obligations of the Company to make the payments required in Section 4.1 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any right of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee, and the Company shall pay net during the term of this Agreement the payments to be made as prescribed in Section 4.1 and all other payments required hereunder free of any deductions and without abatement, diminution or set-off; and until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Section 4.1 hereof;
(ii) will perform and observe all of its other agreements contained in this Agreement; and (iii) except as provided in Article VIII hereof, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the State of North Carolina or any political subdivision of either of them, or any failure of the Issuer or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture.

      Section 4.3. Assignment of Issuer's Rights. As security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer's rights under this Agreement (except for the Issuer's rights under Sections 4.1(c), 6.4, 6.6 and
8.5 hereof and any rights of the Issuer to receive notices, certificates, or other communications hereunder or to give its consent hereunder) and the Note, including the right to receive payments hereunder and the proceeds thereof, and hereby directs the Company to make said payments, or to cause said payments to be made, directly to the Trustee. The Company herewith assents to such assignment and will make payments, or cause payments to be made, directly to the Trustee.

      Section 4.4. Letter of Credit. The Company shall provide for the payment of amounts due under Section 4.1(a) by delivery to the Trustee on the date of initial authentication and delivery of the Bonds of a Letter of Credit in favor of the Trustee and for the benefit of the holders of the Bonds (other than Company Bonds and Bank Bonds). The Company shall be entitled to provide a Substitute Letter of Credit under certain circumstances as provided in the Indenture. Any extension of the Letter of Credit shall be for at least one year or, if less, the fifteenth day after the maturity date of the Bonds. The Company agrees to cause a letter of credit to be in effect at all times with respect to the Bonds.

      EXCEPT AS RESERVED IN SECTION 4.3, THIS LOAN AGREEMENT HAS BEEN ASSIGNED TO, AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE UNDER AN INDENTURE OF TRUST DATED AS OF JUNE 1, 1997, BETWEEN THE PENDER COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY AND SUCH TRUSTEE, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE TRUSTEE AT ITS PRINCIPAL OFFICE IN MINNEAPOLIS, MINNESOTA.

                                    ARTICLE V
                      DAMAGE, DESTRUCTION AND CONDEMNATION

            Section 5.1. Parties to Give Notice. In case of any material damage to or destruction of any part of the Project, the Company shall give prompt notice thereof to the Issuer and the Trustee. In case of a taking of all or any part of the Project or any right therein under the exercise of the power of eminent domain or any loss thereof because of failure of title thereto or the commencement of any proceedings or negotiations which might result in such a taking or loss, the party upon which notice of such taking is served shall give prompt notice to the other and to the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

      Section 5.2. Damage and Destruction. Unless the Company terminates this Loan Agreement and prepays the Note pursuant to Article IX, and subject to the terms and conditions of the Reimbursement Agreement, if all or any part of the Project is destroyed or damaged by fire or other casualty, the Company shall be obligated to continue to make payments required under the Note and shall promptly replace, repair, rebuild or restore the property damaged or destroyed to substantially its same condition as prior to such damage or destruction, with such alterations and additions as the Company may determine and as will not impair the capacity or character of the Project for the purpose for which it is then being used or is intended to be used.

      Section 5.3. Condemnation and Loss of Title. Unless the Company terminates this Loan Agreement and prepays the Note pursuant to Article IX, and subject to the terms and conditions of the Reimbursement Agreement, if before the Completion Date title to or the temporary use of all or any part of the Project shall be taken under the exercise of the power of eminent domain, the Company shall be obligated to continue to make the payments required under the Note. The Company shall cause the Net Proceeds from any such condemnation award to be applied to the restoration of the Project affected by the taking to substantially its same condition as prior to the exercise of such power of eminent domain with such repairs and replacements as the Company may determine and as will not impair the capacity or character of the Project for the purpose for which it is then being used or is intended to be used.

                                   ARTICLE VI
                        SPECIAL COVENANTS AND AGREEMENTS

      Section 6.1. Maintenance of Corporate Existence. The Company agrees that it will maintain its corporate existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, except the Company may, without violating the foregoing, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or transfer all or substantially all of its assets to another corporation (and thereafter dissolve or not dissolve as it may elect) if the corporation surviving such merger or resulting from such consolidation, or the corporation to which all or substantially all of the assets of the Company are transferred, as the case may be: (i) shall be a domestic corporation organized under the laws of the United States of America, the District of Columbia or one of the states of the United States, and (ii) shall assume in writing all of the obligations of the Company hereunder. Notwithstanding the foregoing, the Company may at any time permit any wholly owned subsidiary to merge into it without violating this Section. In the event the Company consolidates or merges with another company in accordance with this Section it shall provide written notice of such merger or consolidation to the Trustee and the Issuer. No transfer of all or substantially all of the Company's assets to another Person shall relieve the Company of its obligations hereunder unless the Company has received prior written consent of the Issuer, the Bank and the Trustee to such transfer. The Company shall not sell or lease the Project or any part thereof except in accordance with Article VII hereof.

      Section 6.2. Financial Reports. The Company shall, within thirty (30) days following June 30 of each year, provide a written report to the LGC, the Pender County Finance Officer (at the

Issuer's address) and the Issuer, indicating the principal amount of Bonds outstanding as of June 30 of such year.

      Section 6.3. Project List. The Company shall maintain at the Project site a list setting forth in reasonable detail all items constituting the Project.

      Section 6.4. Inspection of Project. The Issuer, the Trustee and their duly authorized agents shall have the right at all reasonable times, after reasonable notice, during normal business hours to enter upon any part of the Project and to examine and inspect the same as may be reasonably necessary for the purpose of determining whether the Company is in compliance with its obligations under
Section 3.10 hereof or in the event of failure of the Company to perform its obligations under Section 3.10 hereof, and the Issuer, the Trustee and their duly authorized agents shall also have the right at all reasonable times to examine the books and records of the Company insofar as such books and records relate to the installation and maintenance of the Project.

      Section 6.5. Use of Proceeds; Other Matters with Respect to Project, Bonds and Tax Exemption.

            (a) Use of Proceeds; Prohibited Uses of Project, etc. Neither the Issuer nor the Company shall cause any proceeds of the Bonds to be expended except pursuant to the Indenture and the Reimbursement Agreement. The Company shall not (1) requisition or otherwise allow any payment out of proceeds of the Bonds (A) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (A) shall not apply to any building (and the equipment purchased as a part thereof, if any,) if the "rehabilitation expenditures", as defined in Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building (including such equipment) financed with the proceeds of the Bonds, (B) if as a result of such payment, 25% or more of the proceeds of the Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein), (C) if, as a result of such payment, less than 95% of the net proceeds of the Bonds, expended at the time of such requisition would be considered as having been used for costs of the acquisition, construction, or reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of
Section 144(a)(1)(A) of the Code ("Qualifying Costs") or (D) if such payment is used to pay issuance costs (including counsel fees and placement fees) of the Bonds in excess of an amount equal to 2% of the principal amount of the Bonds;
(2) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which would result in the loss of exemption of interest on the Bonds from Federal income taxation under Section 144 of the Code; or (3) take or omit, or permit to be taken or omitted, any other action the taking or omission of which would cause the loss of such exemption.

            (b) Commencement of Construction; First Users. The Company hereby represents that neither "construction" nor "acquisition" of the Project "commenced" more than 60 days prior to "official action" of the Issuer within the meaning of Section 142 of the Code, which took place on November 16, 1994. No person, firm or corporation who was a Substantial User of the Project (within the meaning described in such term under Section 144(a) of the Code) before the date of issuance of the Bonds and who was or will be a Substantial User of the Project following its being placed in service, has received or will receive, directly or indirectly, any proceeds from the issuance and sale of the Bonds.

            (c) Economic Life of Project. The Company hereby represents that the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code, is not less than the amount set forth in the certificates or letters of representation of the Company delivered on the Closing Date. The weighted average maturity of the Bonds does not exceed 120% of the remaining "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code. The Company agrees that it will not make any changes in the Project which would, at the time made, cause the "average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the "average reasonably expected estimated economic life" of the components set forth in the certificates or letters of representation of the Company delivered on the Closing Date, unless the Company shall file with the Issuer and the Trustee an opinion of Bond Counsel that such change to the Project will not impair the exemption of interest on the Bonds from Federal income taxation pursuant to Section 144 of the Code.

            (d) Certificate of Information; 8038 Form. The Company hereby represents that the information contained in the certificates or letters of representation of the Company with respect to the compliance with the requirements of Section 103 of the Code, including the information in Form 8038 (excluding the issue number and the employer identification number of the Issuer), filed by the Issuer with respect to the Bonds and the Project, is true and correct in all material respects. The Company shall bear all expenses of filling out and filing such form.

            (e) 144(a)(4) Election. The Issuer hereby elects to have the provisions of Section 144(a)(4) of the Code apply to the Bonds.

      Section 6.6. Indemnification by Company. The Company shall at all times indemnify and save harmless the Issuer, the County of Pender, the LGC, and the Trustee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable counsel fees and expenses) imposed upon or incurred by or asserted against the Issuer, the County of Pender, the LGC, or the Trustee on account of
(a) any failure of the Company to comply with any of the terms of this Agreement or (b) any loss or damage to property or any injury to or death of any Person pertaining to the Project or the use thereof, and shall further indemnify and save harmless the Issuer, the LGC and the Trustee and their respective past, present and future officers, commissioners, directors, employees and agents (the "Indemnitees") from and against all liabilities, obligations, claims, damages, penalties, fines, losses, reasonable costs and expenses (the "Damages") including, without limitation:

            (a) all amounts paid in settlement of any litigation commenced or threatened against the Indemnitees, or any of them, if such settlement is effected with the written consent of the Company;

            (b) all expenses reasonably incurred in the investigation of, preparation for or defense of any litigation, proceeding or investigation of any nature whatsoever, commenced or threatened against the Company, the Project, or any Indemnitees;

            (c) any judgments, penalties, fines, damages, assessments, indemnities or contributions; and

            (d) the reasonable fees of attorneys, auditors and consultants;

provided that the Damages arise out of:

            (1) any failure by the Company or its officers, partners, employees or agents, to comply with the terms of the Loan Agreement, the Note, the Indenture (to the extent the Indenture makes requirements of the Company which it expressly assumes herein) or any other document to which the Company is a party delivered in connection with the sale of the Bonds (the "Financing Documents") and any agreements, covenants, obligations, or prohibitions set forth herein or therein;

            (2) any action, suit, claim or demand contesting or affecting the title of the Project;

            (3) any breach of any representation or warranty of the Company set forth in the Financing Documents or any certificate or any letter of representation delivered by the Company pursuant thereto, and any claim that any statement, representation or warranty of the Company contains or contained any untrue or misleading statement of material fact or omits or omitted to state any material facts necessary to make the statements made therein not misleading in light of the circumstances under which they were made;

            (4) any action, suit, claim, proceeding or investigation of a judicial, legislative, administrative or regulatory nature arising from or in connection with the financing, acquisition, installation, ownership, operation, occupation or use of the Project; or

            (5) any suit, action, administrative proceeding, enforcement action, or governmental or private action of any kind whatsoever commenced against the Company, the Project, or any Indemnitee which might adversely affect the validity or enforceability of the Bonds, the Financing Documents, or the performance by the Company or the Indemnitees of any of their respective obligations thereunder;

provided that such indemnity shall be effective only to the extent of any loss that may be sustained by the Indemnitees in excess of the net proceeds received by it or them from insurance, if any, required hereunder or under any of the Financing Documents with respect to such loss, and provided further that the benefits of this Section shall not inure to any person other than the Indemnitees and their successors and assigns. Nothing contained herein shall require the Company to indemnify the Issuer for any claim or liability resulting from the Issuer's or the LGC's willful, wrongful acts or the Trustee for any claim or liability resulting from its negligence or its willful, wrongful acts. The Issuer may require advance payment or assurance of payment for any fees, expenses, or costs incurred or expected to be incurred by it in connection with the performance of any act or thing it may be called upon to do under the term of this Agreement. The foregoing sentence does not apply to the Issuer's obligations set forth in Sections 3.3 or 4.3 hereof.

      If any action, suit or proceeding is brought against any Indemnitee for any loss or damage for which the Company is required to provide indemnification under this Section, such Indemnitee shall promptly notify the Company and the Company shall have the sole right and duty to assume, and shall assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion. Notwithstanding the foregoing, in the event the Indemnitee is the Issuer or the LGC, in the event the Issuer or the LGC reasonably believes there are defenses available to it that are not being pursued, the Issuer or the LGC, as the case may be, may, in its sole discretion, hire independent counsel to pursue its own defense, and the Company shall be liable for the cost of such counsel. The obligations of the Company under this Section shall survive any termination of this Agreement.

      Section 6.7. Qualification of Company in North Carolina. The Company agrees that throughout the term of this Agreement it will be qualified to do business in the State of North Carolina.

      Section 6.8. Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each shall, upon the request of either, execute such application or applications.

      Section 6.9. Issuer's and Trustee's Access to Project. The Issuer and the Trustee shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the Project and the books and records of the Company with respect to the Project during normal business hours for the purpose of making examinations and inspections of the same.

      Section 6.10. Arbitrage Covenant. The Issuer and the Company covenant that no use of the proceeds of the Bonds or the earnings thereon will be made or directed, and no other action will be taken, which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code. The Company further covenants that (a) all actions with respect to the Bonds required by
Section 148(f) of the Code shall be taken, (b) it shall make the determinations required by Section 510 of the Indenture at its own expense and promptly notify the Trustee and the Issuer of the same, together with supporting calculations, and (c) it shall within forty-five (45) days after the final payment, whether upon redemption in whole or at maturity, of the Bonds, file with the Trustee, and, at the request of the Issuer, with the Issuer, a statement signed by the Company to the effect that the Company is then in compliance with its covenants contained in clauses (a) and (b) of this sentence, together with supporting calculations; provided, however, that if the Company shall furnish an opinion of Bond Counsel to the Trustee to the effect that no further action by the Company is required for such compliance with respect to the Bonds, the Company shall not thereafter be required to deliver any such statements or calculations. Notwithstanding the foregoing, the Company shall take such steps and provide such information to the Issuer as may be required by the Issuer for it to meet any requirements (relating to rebate or otherwise) required by the Code, the Internal Revenue Service, or any other Federal or state government agency.

      Section 6.11. Reference to Bonds Ineffective after Bonds Paid. Upon payment of the Bonds and upon payment of all obligations under this Loan Agreement, all references in this Loan Agreement to the Bonds and the Trustee shall be ineffective, and neither the Trustee, the Issuer nor the holders of any of the Bonds shall thereafter have any rights hereunder except as provided in Section 6.6 hereof and except with regard to payments of costs and expenses of the Trustee and the Issuer by the Company.

      Section 6.12. Notification of a Bankruptcy Filing or Event of Default. The Issuer and the Company shall each notify the other, the Bank, the LGC and the Trustee within two Business Days after either of them receives notice that an Event of Bankruptcy has occurred with respect to the Company or the Issuer, or after either of them becomes aware that an Event of Default (as defined in Article VIII) has occurred.

      Section 6.13. Obligations Under Indenture. The Company covenants and agrees to perform all of the obligations imposed on the Company under the Indenture.

      Section 6.14. Undertaking to Provide Continuing Disclosure. Notwithstanding any provisions in the Indenture to the contrary, no conversion to a Fixed Rate shall be permitted unless the Trustee, the Issuer and the Remarketing Agent shall have received, at least two (2) Business Days prior to the proposed Conversion Date, a copy of a continuing disclosure agreement imposing obligations upon the Company, the Trustee or any other responsible party to comply with the regulations of Rule 15c2-12 promulgated under the Securities and Exchange Act of 1934, as amended ("Rule 15c2-12"), as it may be amended or supplemented from time to time, with respect to the Bonds, together with such disclosure documents as the Remarketing Agent shall require in order to comply with such Rule.

                                   ARTICLE VII
                         ASSIGNMENT, LEASING AND SELLING

      Section 7.1. Conditions. (a) The Company's interest in this Agreement may be assigned in whole or in part, and the Project may be leased or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the condition that no assignment, lease or sale (other than as described in Section 6.1 hereof) shall relieve the Company from primary liability for its obligations hereunder, and from its obligation to utilize the Project as a manufacturing facility.

            (b) Notwithstanding the provisions of Section 7.1(a) above, the Company may sell or lease the Project and assign its interest in this Agreement in full, and may be released from all liability under this Agreement, so long as the Trustee receives (1) consent of the Bank, the Issuer and 66-2/3% of the Holders of the Bonds to such transfer or assignment, (2) the purchaser or assignee agrees in writing to assume the Company's obligations hereunder and (3) an opinion of Bond Counsel to the effect that such assignment will not have an adverse effect on the tax-exempt status of interest on the Bonds.

      Section 7.2. Instrument Furnished to Trustee. The Company shall, within fifteen (15) days after the delivery thereof, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease or sale.

      Section 7.3. Limitation. This Agreement shall not be assigned nor shall the Project be leased or sold, in whole or in part, except as provided in this
Article VII or in Section 6.1 hereof.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

      Section 8.1. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

            (a) Failure by the Company to pay when due any payment required to be made under Section 4.1(a) or (d) hereof, which failure shall have resulted in an "Event of Default" under clause (a), (b) or (c) of the first paragraph of
Section 901 of the Indenture.

            (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed in the Loan Agreement, other than as referred to in Section 8.1(a) above, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the Company within the applicable period and is being diligently pursued.

            (c) The dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Agreement, or the entry of an order of relief in any involuntary bankruptcy proceedings against the Company, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of any bankruptcy act, or under any similar act which may hereafter be enacted. The term "dissolution or liquidation of the Company," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 6.1 hereof.

      Section 8.2. Force Majeure. The provisions of Section 8.1(b) hereof are subject to the following limitation: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the Government of the United States or of the State of North Carolina, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes, volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions, breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Sections 4.1(a) and (d), 6.1, 6.2, 6.5, 9.3, 9.4 and 10.1 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

      Section 8.3. Remedies on Default. Whenever any Event of Default hereunder shall have happened and be continuing, any one or more of the following remedial steps may be taken:

            (a) The Issuer with the prior consent of the Trustee, or the Trustee, may at its option, and shall, if acceleration occurs or is declared pursuant to Section 902 of the Indenture, declare all unpaid amounts payable under this Agreement, together with interest then due thereon, to be immediately due and payable, whereupon the same shall become due and payable.

            (b) The Issuer with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to come due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

      Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

      In case any proceeding taken by the Issuer or the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Issuer or the Trustee, then and in every case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceeding has been taken.

      Section 8.4. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article.

      Section 8.5. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses so incurred. In the event the Company fails to pay such amount, the Trustee may, to the extent of funds available under the Indenture, pay such fees and expenses.

      Section 8.6. Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Company or the Issuer and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

                                   ARTICLE IX
                               REDEMPTION OF BONDS

      Section 9.1. Optional Redemption of Bonds. Prior to the Conversion Date, the Company shall have and is hereby granted the option to prepay installments payable hereunder for the purpose of redeeming prior to maturity the Bonds, in whole or in part, pursuant to Section 301(c) of the Indenture, but only after receipt of prior written consent of the Bank to such prepayment. After the Conversion Date, the Company shall have and is hereby granted the option to prepay installments payable hereunder for the purpose of redeeming the Bonds prior to maturity, in whole or in part, pursuant to Section 301(e) of the Indenture.

      Section 9.2. Extraordinary Optional Redemption of Bonds. The Company shall have and is hereby granted the option to prepay installments payable hereunder in whole for the purpose of redeeming the Bonds prior to maturity, pursuant to
Section 301(a) of the Indenture, upon the occurrence of any of the following, but only after receipt of prior written consent from the Bank:

            (a) The Project shall have been damaged or destroyed (i) to such extent that it cannot be reasonably restored within a period of six months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented, in the Company's judgment, from carrying on its normal operation of the Project for a period of six months, or (iii) to such extent that it would not be economically feasible, in the Company's judgment, for the Company to repair the Project.

            (b) Title to, or the temporary use for a period of six months or more of, all or substantially all of the Project, or such part thereof as shall materially interfere, in the Company's judgment, with the operation of the Project for the purpose for which the Project is designed, shall have been taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority (including such a taking or takings as results in the Company being thereby prevented from carrying on its normal operation of the Project for a period of six months).

            (c) Changes which the Company cannot reasonably control or overcome, in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project shall have occurred, or technological or other changes shall have occurred which in the judgment of the Company, render the continued operation of the Project uneconomic for such purposes.

            (d) As a result of any changes in the Constitution of North Carolina or the Constitution of the United States of America or of legislative or administrative action (whether state or Federal) or by final decree, judgment or order of any court or administrative body (whether state or Federal) entered after the contest thereof by the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Company in respect to the Project, including, without limitation, Federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement.

      Section 9.3. Mandatory Prepayment of Bonds Upon a Determination of Taxability. In the event that there shall occur a Determination of Taxability, as hereinafter defined, the Company agrees to prepay in whole, or in part to the extent prepayment of fewer than all of the Bonds would result in the interest payable on the Bonds remaining Outstanding being excluded from gross income for Federal income tax purposes, within thirty days after the occurrence of the Determination of Taxability, the installments payable hereunder for the purpose of redeeming the Bonds prior to maturity (including for such purpose Bonds deemed to be paid in accordance with Article IX of the Indenture), plus accrued interest to the redemption date, plus a premium equal to 3% of the principal amount of Bonds to be redeemed, plus any reasonable expenses of redemption and Trustee's and Paying Agent's reasonable fees and charges, but after the deduction of the amounts, if any, then in the Bond Fund.

      The term "Determination of Taxability" shall mean any determination, decision or decree made in regard to Section 103 of the Code, by the Commissioner or any District Director of the Internal Revenue Service, or, if there is an appeal from any such determination by a Commissioner or District Director, when a final administrative or judicial determination has been made, or by a final decision of any court of competent jurisdiction, or the receipt by the Trustee of an opinion of Bond Counsel, that the interest paid or payable on any Bond is or was includable in the gross income of a holder thereof for Federal income tax purposes (other than a Holder who is a Substantial User of the Project or Related Person as such terms are defined in the Code and regulations thereunder and other than a Holder who includes such interest in gross income for purposes of any alternative minimum income tax computations). However, no such determination, decision or decree will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Holder of a Bond. Furthermore, no opinion of Bond Counsel shall be considered final for this purpose unless the Company has been given written notice thereof and the opportunity (but not longer than 30 days) to provide a second opinion of Bond Counsel. In the event the opinions provided to the Trustee conflict, the Trustee shall, at the cost of the Company, obtain a third opinion of Bond Counsel. If the opinion of such Bond Counsel concurs with the original opinion delivered to the Trustee, the Trustee shall proceed with the redemption of Bonds as described above.

Notwithstanding the foregoing provisions, if a final determination, decision, decree or opinion has not occurred within three (3) years after the Company first receives written notice as described above, the Company shall prepay the amounts payable under this Agreement on such date as is three (3) years from the date that it first received written notice and the Trustee shall proceed with the redemption of the Bonds as described above.

      The obligation of the Company under this Section 9.3 shall survive any termination of this Agreement.

      Section 9.4. Mandatory Prepayment of Bonds Upon Cessation of Operation. In the event of a "cessation of operation" of the Project as an "industrial project for industry," as defined in the Act, the Company agrees to prepay the Bonds in whole, together with accrued interest to the redemption date on the first Interest Payment Date that is not less than 90 days after the Issuer has notified the Company and the Bank in writing that the Company has, in the opinion of the Issuer, ceased to operate the project as an "industrial project for industry." A cessation of operation shall not be deemed to have occurred until 90 days shall have elapsed after written notice has been given to the Company and the Bank by the Issuer that operations at the Project shall have ceased and the Company shall not have demonstrated to the satisfaction of the Issuer that the Company has resumed the operations of the Project as an "industrial project for industry" within the meaning of the Act or that the Company is, in good faith, seeking to arrange resumption of an economically reasonable operation of the Project by the Company or, if permitted under this Loan Agreement, by an assignee or purchaser of the Project as such an "industrial project for industry"; provided that a temporary shutdown due to a strike or other labor dispute, lack of fuel or similar occurrence shall not be deemed a cessation of operation.

      Section 9.5. Amounts Payable by Company. (a) In the case of a prepayment for the redemption of the Bonds in whole pursuant to Section 9.1, 9.2, 9.3 or
9.4 hereof, the amount to be prepaid by the Company hereunder (which shall fully discharge the obligation of the Company to make payments hereunder) will be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay (1) the principal of all Bonds then outstanding, plus interest accrued and to accrue to the date upon which the Bonds will be redeemed, plus premium, if any, pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the Trustee and any Paying Agent accrued and to accrue through final payment of the Bonds, and (3) all other liabilities of the Company accrued and to accrue under this Agreement.

            (b) In case of a prepayment for the redemption of the Bonds in part pursuant to Section 9.1 hereof, the amount to be prepaid by the Company hereunder will be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay (1) the principal of all Bonds then being redeemed, plus interest accrued and to accrue to the date upon which the Bonds will be redeemed, plus premium, if any, pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the Trustee and any Paying Agent accrued and to accrue in connection with said redemption, and (3) all other liabilities of the Company accrued or to accrue under this Agreement in connection with said redemption.

            (c) The Company agrees to and shall pay to the Trustee any amount required to be paid by it under this Section 9.5, and the Trustee shall be directed to use the moneys so paid to it to redeem the Bonds pursuant to the provisions of the Indenture. Any amount required to be paid under this Section 9.5, shall not be deemed to be paid until it is received by the Trustee.

      Section 9.6. Procedure for Exercise of Options. To exercise an option granted in Section 9.1 or 9.2 hereof, the Company shall give written notice to the Issuer and the Trustee, which shall specify therein the date upon which redemption of the Bonds will be made and the applicable redemption provisions of the Indenture. Such date shall be not less than 45 nor more than 90 days from the date the notice is given. Upon receipt of such notice, the Issuer shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable provisions of the Indenture to effect redemption of all or part, as the case may be, of the Bonds on the earliest practicable date thereafter on which such redemption may be made under the applicable provisions of the Indenture.

                                    ARTICLE X
                                  MISCELLANEOUS

      Section 10.1. Notices. Except as otherwise provided in this Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the Issuer, the Company, the Trustee, the Bank, or the Remarketing Agent. Facsimiles of each notice, certificate or other communication given hereunder to the Company shall, in addition to mailing, be telecopied to the Company, and copies of each notice, certificate or other communication given hereunder by or to the Company shall be mailed by registered or certified mail, postage prepaid, to the Trustee and the Bank; provided, however, that the effectiveness of any such notice shall not be affected by the failure to telecopy any such facsimiles or to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:

Company:               Leslie-Locke, Inc.
                       4501 Circle 75 Parkway, Suite F-6300
                       Atlanta, Georgia  30339
                       Attention: President

Bank:                  Branch Banking and Trust Company
                       Post Office Box 1727
                       202 North Third Street
                       Wilmington, North Carolina 28402
                       Attention: Brett A. Barnes

with a copy to:        Smith Helms Mulliss & Moore, L.L.P.
                       Post Office Box 31247 (28231)
                       227 North Tryon Street
                       Charlotte, North Carolina 28202
                       Attention: J. Richard Hazlett, Esquire

Issuer: The Pender County Industrial Facilities and Pollution Control Financing Authority
                       c/o Clerk, Pender County Board of Commissioners
                       The York House
                       Burgaw, North Carolina  28425
                       Attention: Chairman

with a copy to:        Pender County Attorney
                       Courthouse
                       Post Office Box 5
                       Burgaw, North Carolina  28425
                       Attention: C. David Morrison

Trustee and            Norwest Bank Minnesota, National Association
Paying Agent:          Sixth and Marquette
                       Minneapolis, Minnesota 55479-0069
                       Attention:  Corporate Trust Department

Remarketing Agent:     Blount Parrish & Roton, Inc.
                       10 Court Square (36104)
                       Post Office Drawer 5212
                       Montgomery, Alabama  36103
                       Attention:  James D. Reynolds, Jr.

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      Section 10.2. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

      Section 10.3. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; except that, to the extent that this Agreement shall constitute personal property under the Uniform Commercial Code of North Carolina, no security interest in this Agreement may be created or perfected through the transfer or possession of any counterpart of this Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Agreement.

      Section 10.4. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture),
(ii) the fees, charges and expenses of the Trustee and Paying Agents in accordance with the Indenture, (iii) all amounts owing to the Bank under the Reimbursement Agreement, and (iv) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid by the Trustee to the Company.

      Section 10.5. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to payment in full of the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated nor any provision waived, without the written consent of the Trustee.

      Section 10.6. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of North Carolina.

      Section 10.7. Authorized Company Representative. An Authorized Company Representative shall act on behalf of the Company whenever the approval of the Company is required or the Company requests the Issuer to take some action, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither the Issuer nor the Company shall have any complaint against the other or against the Trustee as a result of any such action taken at the direction of the Authorized Company Representative.

      Section 10.8. Term of the Agreement. This Agreement shall be in full force and effect from the date hereof and shall continue in effect so long as any Bonds are outstanding or the Trustee shall hold any moneys under Article IX of the Indenture, whichever is later. All representations and certifications by the Company as to all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

      Section 10.9. No Personal Liability. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, attorney, or employee of the Issuer or the Company in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

      Section 10.10. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that any obligation of the Issuer created by or arising out of this Agreement shall be payable solely out of the revenues derived from this Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Agreement by the Issuer shall impose, a pecuniary liability upon the Issuer or a charge upon the Issuer's general credit or against its taxing powers.

      IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names by their respective duly authorized officers, all as of the date first above written.


(Corporate Seal)                         THE PENDER COUNTY INDUSTRIAL
                                         FACILITIES AND POLLUTION CONTROL
                                         FINANCING AUTHORITY
Attest:

                                         By:
-------------------------                    ----------------------------
Secretary                                      Chairman

(Corporate Seal)                         LESLIE-LOCKE, INC.

Attest:

                                         By:
-------------------------                    ----------------------------
Secretary                                Its:
                                             ----------------------------

                                     RECEIPT

      Receipt of the foregoing original counterpart of the Loan Agreement dated as of June 1, 1997, between The Pender County Industrial Facilities and Pollution Control Financing Authority and Leslie-Locke, Inc. is hereby acknowledged.


                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Trustee

                                         -----------------------------
                                         Corporate Trust Officer

                                                                       EXHIBIT A

                                                          DESCRIPTION OF PROJECT

      The Project consists of the construction of a 156,000 square foot expansion to the Company's existing facility, and the acquisition and installation of equipment therein for the manufacture of building products, constituting an industrial facility, to be located at 295 McKay Road, Burgaw, North Carolina 28525.

                                                                       EXHIBIT B

                                 Promissory Note

                               Leslie-Locke, Inc.


$7,000,000                                                         June 13, 1997


      Leslie-Locke, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to The Pender County Industrial Facilities and Pollution Control Financing the Authority (the "Issuer"), or assigns, on June 1, the principal sum of SEVEN MILLION DOLLARS ($7,000,000) subject to prior payment, with interest on the unpaid principal sum, from June 13, 1997, until said principal sum shall be paid, and to the extent permitted by law, interest on overdue installments of such interest, at the then interest rate provided in the Bonds, as hereinafter defined. Interest hereunder shall be payable at the time interest is payable on the Bonds.

      Payments shall be made in lawful money of the United States of America in immediately available funds on the date payment is due, at the principal corporate trust office of Norwest Bank Minnesota, National Association (the "Trustee"), in Minneapolis, Minnesota, or at such other place as the Trustee may direct in writing.

      Anything herein to the contrary notwithstanding, any amount held by the Trustee in the Bond Fund referred to in the Indenture, hereinafter defined, shall be credited against the next succeeding payment hereunder and shall reduce the payment to be made by the Company. If the amount held by the Trustee in the Bond Fund should be sufficient to pay at the times required the principal of, premium, if any, and interest on the Bonds then remaining unpaid and to pay all fees and expenses of the Trustee and the Paying Agents accrued and to accrue through final payment of the Bonds, then the Company shall not be obligated to make any further payments hereunder, except to the extent losses may be incurred in connection with investment of moneys in the Bond Fund.

      The Issuer, by the execution of the Indenture, as hereinafter defined, and the assignment form at the foot of this Note, is assigning this Note and the payments thereon to the Trustee acting pursuant to an Indenture of Trust dated as of June 1, 1997 (the "Indenture"), between the Issuer and the Trustee as security for the Issuer's $7,000,000 Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project), Series 1997 (the "Bonds"), as defined in the Indenture, all as issued pursuant to the Indenture. Payments of principal of and interest on this Note shall be made directly to the Trustee for the account of the Issuer pursuant to such assignment and applied only to the principal of and interest on the Bonds. All obligations of the Company hereunder shall terminate when all sums due and to become due pursuant to the Indenture, this Note, the Loan Agreement, hereinafter defined, and the Bonds have been paid.

      In addition to the payments of principal and interest specified in the first paragraph hereof, the Company shall also pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to provide for payment when due of principal of (whether at maturity, by acceleration, upon purchase, upon call for mandatory, extraordinary or optional redemption, or otherwise), premium, if any, and interest on the Bonds.

      The Company shall have the option or may be required to prepay this Note in whole or in part upon the terms and conditions and in the manner specified in the Loan Agreement dated as of June 1, 1997 (the "Loan Agreement"), between the Issuer and the Company.

      This Note is issued pursuant to the Loan Agreement in satisfaction of the Company's payment obligation in Section 4.1 thereof and is entitled to the benefits and subject to the conditions thereof, including the provisions of
Section 4.2 thereof that the Company's obligations thereunder and hereunder shall be unconditional as provided in such Section 4.2. All the terms, conditions and provisions of the Loan Agreement and the applicable provisions of the Bonds and the Indenture are, by this reference thereto, incorporated herein as a part of this Note.

      In case an Event of Default, as defined in the Loan Agreement, shall occur, the principal of and interest on this Note may be declared immediately due and payable as provided in the Loan Agreement. This Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and its seal to be hereunto affixed and attested by its duly authorized officers, all as of the date first above written.

                                         LESLIE-LOCKE, INC.


Attest:


By:                                      By:
   -----------------------                  -----------------------
   Secretary                                President

                                   ASSIGNMENT

      The Pender County Industrial Facilities and Pollution Control Financing Authority (the Issuer), hereby irrevocably assigns, without recourse, the foregoing Note to Norwest Bank Minnesota, National Association, Trustee under an Indenture of Trust dated as of June 1, 1997 (the Indenture), between the Issuer and the Trustee, and hereby directs Leslie-Locke, Inc. (the Company) as the maker of the Note to make all payments of principal of and interest thereon directly to the Trustee at its principal corporate trust office in Minneapolis, Minnesota, or at such other place as the Trustee may direct in writing. Such assignment is made as security for the payment of the Issuer's $7,000,000 Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project), Series 1997, issued pursuant to the Indenture.

                                         THE PENDER COUNTY INDUSTRIAL
                                         FACILITIES AND POLLUTION
                                         CONTROL FINANCING AUTHORITY


                                         By:
                                            ----------------------------------
                                             Chairman, Board of Commissioners

June 13, 1997

                                                                       EXHIBIT C

             REPRESENTATIONS AND WARRANTIES RELATING TO TAX MATTERS
                    WITH RESPECT TO THE BONDS AND THE PROJECT

      1. Not less than 95% of the net proceeds of the Bonds (consisting of the face amount of the Bonds less any original issue discount plus any original issue premium, but including issuance costs) shall be used to provide facilities to be used in the manufacturing or production of tangible personal property, including facilities that are directly related and ancillary to such manufacturing facilities and located on the same site as the manufacturing facilities; provided, however, that not more than twenty-five percent (25%) of the net proceeds shall be used to provide such ancillary facilities.

      2. The aggregate amount of capital expenditures (as defined by Section 1.103- 10(b)(2) of the Tax Regulations to include any expenditure which was or could have been treated as a capital expenditure under any rule or election under the Code) with respect to facilities located in the same incorporated municipality as the Project, or which are contiguous or integrated facilities, the principal user of which was or is the Company or any Related Person, paid or incurred during the period beginning three years before the date of issuance of the Bonds, and financed otherwise than out of the Bond proceeds (not including investment earnings thereon) and otherwise than out of the proceeds of other outstanding issues to which Section 144(a)(2) of the Code applies, is $_________________.

      3. The aggregate face amount of all prior issues outstanding as of the date of issuance of the Bonds (whether or not the issuer of each issue is the same) to which Section 144(a) of the Code or Section 103(b)(6) of the Internal Revenue Code of 1954, as amended applies, the proceeds of which were or will be used to any extent with respect to facilities located in the same incorporated municipality as the incorporated municipality in which the Project is located and the principal user of which is the Company or a Related Person, is $-0-. The Issuer hereby elects to have the provisions of Section 144(a) of the Code apply to the Bonds. The Company and, at the direction of the Company, the Issuer, shall file any reports or statements and take any other action as may be required from time to time with respect to the qualification of the Bonds as an exempt small issue within the meaning of Section 144(a) of the Code.

      4. (a) During the period commencing 15 days before the date of issuance of the Bonds, neither the Company nor any Related Person (or group of Related Persons which includes the Company) has guaranteed, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by, obligations issued under Section 144(a) of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit other than the Issuer. Except for the Company or any "Related Person" (or group of "Related Persons"), no Person has (1) guaranteed, arranged, participated in, assisted with or paid any portion of the cost of the issuance of the Bonds, or

(2) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Project.

      (b) During the period commencing on the date of issuance of the Bonds and ending 15 days thereafter, there will be no obligations issued under Section 144(a) of the Code which are guaranteed by the Company or any Related Person (or group of Related Persons which includes the Company) or which are issued with the assistance or participation of, or by arrangement with, the Company or any Related Person (or group of Related Persons which includes the Company) without the written opinion of Hunton & Williams to the effect that the issuance of such obligations will not adversely affect their opinion as to the exemption from present federal income tax of interest on the Bonds. Other than the Company or any Related Person (or group of Related Persons including the Company), no Person has (i) guaranteed, arranged, participated in, assisted with the issuance of, or paid any portion of the cost of the issuance of, any of the Bonds, and
(ii) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Project.

      (c) The Bonds are not being issued as part of an issue the interest of which is exempt from federal income taxation under any other provision of law other than Section 144(a) of the Code.

      5. No portion of the Bond proceeds is being used to provide a facility, a purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. No portion of the Bond proceeds is being used to provide any private or commercial golf course, country club, health club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, skybox or other luxury box, airplane, store the principal business of which is the sale of alcoholic beverages for consumption off premises, or facility used primarily for gambling. No portion of the Bond proceeds is being used directly or indirectly to provide residential real property for family units.

      6. (a) As of the date of issuance of the Bonds, the sum of (i) the aggregate authorized face amount of the Bonds allocated in accordance with
Section 144(a)(10)(C) of the Code to the Company or any Related Person to the Company plus (ii) the aggregate authorized face amount of any outstanding tax-exempt facility-related bonds (as defined in Section 144(a)(10)(B) of the Code) of the Company, or any Related Person to the Company, does not exceed $40 million.

      (b) As of the date of issuance of the Bonds, the sum of (i) the aggregate authorized face amount of the Bonds allocated in accordance with Section 144(a)(10)(C) of the Code to any known test-period beneficiary, as defined in
Section 144(a)(10)(D) of the Code, or any Related Person to such test-period beneficiary (other than the Company or any Related Person to the Company) plus
(ii) the aggregate authorized face amount of any outstanding tax-exempt facility-related bonds (as defined in Section 144(a)(10)(B) of the Code) of such known test-period beneficiary, or any Related Person thereto (other than the Company or any Related Person to the Company), does not exceed $40 million.

      7. There are no other bonds to which Section 144(a) of the Code applies which, together with the Bonds, are to be used with respect to (a) a single building, (b) an enclosed shopping mall, or (c) a strip of offices, stores or warehouses, using substantial common facilities with the Project or a portion thereof.

      8. Bond proceeds were used only with respect to either real or personal property the first use of which was pursuant to such acquisition with the Bond proceeds.

      9. (a) No portion of the Bond proceeds has been used directly or indirectly for the acquisition of land or any interest therein to be used for the purpose of farming.

      (b) Less than 25% of the Bond proceeds will be used directly or indirectly to reimburse the Company for the cost of the acquisition of land to be used for purposes other than farming.

      10. The Bonds will not be federally guaranteed within the meaning of
Section 149(b) of the Code. For purposes of this representation, no principal user of the financed property has entered into any leases of the financed property to, or sales or service contracts with, any federal government agency.

      11. The costs of the issuance of the Bonds including, but not limited to, underwriter's spread, counsel fees, financial advisor fees, rating agency fees, trustee fees incurred in connection with the borrowing, paying agent and certifying and authenticating agent fees related to the issuance of the Bonds, accountant fees, printing costs and costs incurred in obtaining public approval of the Bonds, paid from the proceeds of the Bonds or investment earnings thereon, will not exceed 2% of the aggregate face amount of the Bonds.

      12. The Company hereby represents that the information contained in the certificates or letters of representation of the Company with respect to the compliance with the requirements of Section 103 of the Code, including the information in Form 8038 (excluding the issue number and the employer identification number of the Issuer), filed by the Company on behalf of the Issuer with respect to the Bonds, and the Tax Code Compliance Questionnaire completed by the Company and dated April 18, 1997.